As filed with the Securities and Exchange Commission on April 6, 2005


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                                 IPORUSSIA, INC.
             (Exact name of registrant as specified in its charter)

  Delaware                                                 38-3649127
  (State or other jurisdiction of                          (I.R.S. Employer
  incorporation or organization)                           Identification No.)

  12 Tompkins Avenue, Jericho, New York                      11753
  (Address of Principal Executive Offices)                   (Zip Code)

                             2002 STOCK OPTION PLAN
                            (Full title of the plan)

                                Leonard W. Suroff
                                 IPORUSSIA, Inc.
                               12 Tompkins Avenue
                             Jericho, New York 11753
                     (Name and address of agent for service)

                                 (516) 937-6600
         (Telephone number, including area code, of agent for service)

                                 with a copy to:
                             Richard A. Rubin, Esq.
                              Troutman Sanders LLP
                    405 Lexington Avenue, New York, NY 10174
                            Telephone: (212) 704-6000
                               Fax: (212) 704-6288

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
                                                             Proposed            Proposed
Title of                                                     maximum             maximum
each class                              Amount               offering            aggregate         Amount of
of securities                           to be                price per           offering          registration
to be registered                        registered(1)        share (2)           price  (2)        fee (2)

-------------------------------------------------------------------------------------------------------------------
Common Stock, $.0001 par value          3,000,000 shs        $1.07               $3,210,000        $377.82
-------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(b), there shall also be deemed covered hereby all additional securities resulting from anti-dilution adjustments under the 2002 Stock Option Plan.
(2) Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rules 457(h) and 457(c), the average of the bid and asked prices of the registrant's Common Stock in the Over-The-Counter Market on April 5, 2005.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore filed by the Company with the Securities and Exchange Commission (File No. 000-51076) pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "1934 Act") are incorporated herein by reference:

         (a) The registrant's Annual Report on Form 10-KSB for the year ended December 31, 2004;

         (b) The description of the registrant's Common Stock contained in the registrant's Registration Statement on Form 8-A filed on December 14, 2004 under the 1934 Act.

         All documents filed subsequent to the date of this Registration Statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         Both our certificate of incorporation and by-laws provide that we shall indemnify, to the fullest extent permitted under the Delaware General Corporation Law, all persons that we have the power to indemnify under that law. Our employment agreements with Messrs. Kuznetsov and Suroff require us to indemnify each, to the fullest extent permitted by applicable law and our certificate of incorporation, against expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of any legal activity, regardless of whether criminal, civil, administrative or investigative in nature, to which he is made a party by reason of his being or having been an officer of us.

         Section 145 of the General Corporation Law of Delaware provides, in general, that a corporation incorporated in the State of Delaware, such as us, may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving in that capacity in another enterprise at the request of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement that are actually and reasonably incurred in connection with the action, provided the person acted:

          o    in good faith,
          o in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and
          o with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

         However, in the case of a derivative action, an action by or in the right of the corporation, the corporation may indemnify the person against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of the action if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made in respect of any matter as to which the person is adjudged to be liable to the corporation except to the extent that the court determines the person is fairly and reasonably entitled to indemnity for such expenses.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number         Description
------         -----------

4(a)(i)+ Certificate of Incorporation of IPORUSSIA, INC., as filed with the Secretary of State of the State of Delaware on April 1, 2002.

4(a)(ii)+      Certificate of Amendment of Certificate of  Incorporation  Before
               Payment of Capital, as filed with the Secretary of State of the State of Delaware on April 12, 2002.

4(b)+          By-laws of IPORUSSIA, INC.

5* Opinion of Troutman Sanders LLP as to the legality of the Common Stock being offered and consent.

23(a)*         Consent of Aaron Stein, CPA.

23(b)*         Consent of Troutman Sanders LLP (included in Exhibit 5).

24**           Powers of Attorney of officers and directors of the registrant.

99.1+          Registrant's 2002 Stock Option Plan.

99.2o Forms of stock option contracts for the grant of stock options under the 2002 Stock Option Plan of IPORUSSIA, INC.
--------------
*    Filed herewith.

+    Incorporated   by  reference  to  the  identical   exhibit  number  to  our
     Registration Statement on Form SB-2, File No. 333-98247.

o Incorporated by reference to Exhibit 10.1(b) to our Annual Report on Form 10-KSB for the year ended December 31, 2004, File No. 000-51076.

**   Filed as part of the signature page of this Registration Statement.

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Jericho, State of New York, on the 6th day of April, 2005.

                                 IPORUSSIA, INC.


                                 By:  /s/ Leonard W. Suroff
                                      ------------------------------------------
                                          Leonard W. Suroff,
                                          Executive Vice President, Secretary
                                          and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leonard W. Suroff and Vladimir F. Kuznetsov and each of them with power of substitution, as his attorney-in-fact, in all capacities, to sign any amendments to this registration statement (including post-effective amendments) and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-facts or their substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 6th day of April, 2005.




            Name                                            Title
            ----                                            -----


/s/ Vladimir F. Kuznetsov               President (principal executive officer)
----------------------------            and Director
Vladimir F. Kuznetsov



/s/ Leonard W. Suroff                   Executive Vice President, Secretary,
----------------------------            Treasurer (principal financial and
Leonard W. Suroff                       accounting officer) and Director


/s/ Richard Bernstein                   Director
----------------------------
Richard Bernstein

                                  EXHIBIT INDEX
                                  -------------

Exhibit
Number         Description
------         -----------

4(a)(i)+ Certificate of Incorporation of IPORUSSIA, INC., as filed with the Secretary of State of the State of Delaware on April 1, 2002.

4(a)(ii)+      Certificate of Amendment of Certificate of  Incorporation  Before
               Payment of Capital, as filed with the Secretary of State of the State of Delaware on April 12, 2002.

4(b)+          By-laws of IPORUSSIA, INC.

5* Opinion of Troutman Sanders LLP as to the legality of the Common Stock being offered and consent.

23(a)*         Consent of Aaron Stein, CPA.

23(b)*         Consent of Troutman Sanders LLP (included in Exhibit 5).

24**           Powers of Attorney of officers and directors of the registrant.

99.1+          Registrant's 2002 Stock Option Plan.

99.2o Forms of stock option contracts for the grant of stock options under the 2002 Stock Option Plan of IPORUSSIA, INC.
--------------
*    Filed herewith.

+    Incorporated   by  reference  to  the  identical   exhibit  number  to  our
     Registration Statement on Form SB-2, File No. 333-98247.

o Incorporated by reference to Exhibit 10.1(b) to our Annual Report on Form 10-KSB for the year ended December 31, 2004, File No. 000-51076.

**   Filed as part of the signature page of this Registration Statement.